Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com
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July 22, 2022
Perella Weinberg Partners
767 Fifth Avenue
New York, New York 10153
Re:    Perella Weinberg Partners
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special counsel to Perella Weinberg Partners, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement (as defined below) relating to (i) the Company’s offer to exchange (the “Exchange Offer”) 0.20 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company for each of the Company’s (a) publicly traded warrants (the “Public Warrants”) to purchase shares of the Class A Common Stock, which warrants were issued under the warrant agreement, dated September 24, 2020, by and between the Company (f/k/a FinTech Acquisition Corp. IV (“FTIV”)) and Continental Stock Transfer & Trust Company, as amended by Amendment No. 1, dated November 10, 2021, by and among the Company, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), in connection with FTIV’s initial public offering (“IPO”), and (b) warrants to purchase shares of the Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”); and (ii) the solicitation of consents (the “Consent Solicitation”) from the holders of the Public Warrants to amend the

Perella Weinberg Partners
July 22, 2022

Warrant Agreement to permit the Company to require that each outstanding Warrant (including each outstanding Private Placement Warrant) that is not tendered pursuant to the Exchange Offer be converted into 0.18 shares of Class A Common Stock (the “Warrant Amendment”), in each case upon the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and the Letter of Transmittal (as defined below). The shares of Class A Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the up to 519,598 shares of Class A Common Stock issuable pursuant to the Warrants following the effectiveness of the Warrant Amendment are referred to herein as the “Shares.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-4 of the Company relating to Class A Common Stock and other securities of the Company filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)the preliminary prospectus/offer to exchange, dated July 22, 2022, relating to the Exchange Offer and Consent Solicitation, (such preliminary prospectus/offer to exchange being hereinafter referred to as the “Preliminary Prospectus”), which forms a part of and is included in the Registration Statement;
(c)the letter of transmittal and consent (the “Letter of Transmittal”) relating to the Exchange Offer and Consent Solicitation;
(d)an executed copy of the Dealer Manager and Solicitation Agent Agreement, dated July 22, 2022, by and between the Company and Citigroup Global Markets Inc., relating to the Exchange Offer and Consent Solicitation (the “Dealer Manager Agreement” and together with the Warrant Amendment, the “Transaction Documents”);
(e)an executed copy of a certificate for the Company of Justin Kamen, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of July 21, 2022, and certified pursuant to the Secretary’s Certificate;
(g)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and
(h)a copy of certain resolutions of the Board of Directors of the Company, adopted on July 7, 2022, and certain resolutions of the Pricing Committee thereof, adopted on July 21, 2022, certified pursuant to the Secretary’s Certificate.

Perella Weinberg Partners
July 22, 2022

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Dealer Manager Agreement.
We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement and the related Letter of Transmittal, (ii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and (iii) the Warrant Amendment will have received the requisite consent of the holders of outstanding Public Warrants prior to its effectiveness.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York (all of the foregoing being referred to as “Opined-on Law”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued in accordance with the terms of the Exchange Offer or the Warrant Agreement as amended by the Warrant Amendment, as applicable, will be validly issued, fully paid and nonassessable.
2.The Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, upon effectiveness of the Warrant Amendment, will constitute the valid and binding agreement obligations of the Company, enforceable against the Company in accordance with its terms under the laws of New York.
The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference

Perella Weinberg Partners
July 22, 2022

and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Warrant Amendment or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any of the Transaction Documents, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;
(d)we do not express any opinion with respect to the enforceability of Section 2.2 of the Warrant Amendment to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts; and
(e)we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.
In addition, in rendering the foregoing opinions we have assumed that:
(a)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement) or Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and
(b)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or

Perella Weinberg Partners
July 22, 2022

regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP